SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
PACIFIC MERCANTILE BANCORP
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☒	No fee required

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PACIFIC MERCANTILE BANCORP
April 15, 2014
Dear Fellow Shareholder:
The Board of Directors and I would like to extend a cordial invitation to you to attend the Annual Meeting of Shareholders of Pacific Mercantile Bancorp (the “Company”). The Annual Meeting will be held on Wednesday, May 21, 2014, at 2:00 P.M., Pacific Time, at the Westin South Coast Plaza, 686 Anton Boulevard, Costa Mesa, California 92626.
The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted on at the Annual Meeting. We also will discuss the operations of the Company and Pacific Mercantile Bank, our wholly-owned subsidiary. Your participation in Company activities is important, and we hope you will attend.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You will be able to vote your shares over the Internet, by telephone or by completing a proxy card and returning it by mail. Please review the instructions with respect to your voting options described in the accompanying Proxy Statement.
Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.
Whether or not you plan to attend the Annual Meeting, please be sure to vote over the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid reply envelope, so that your shares may be voted in accordance with your instructions. Voting by any of these methods will not prevent you from voting in person if you choose to attend the Annual Meeting.
Sincerely,
Edward J. Carpenter
Chairman

949 South Coast Drive, Third Floor, Costa Mesa, California 92626 (714) 438-2500

PACIFIC MERCANTILE BANCORP
949 South Coast Drive, Third Floor
Costa Mesa, California 92626
___________________________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 21, 2014
NOTICE TO THE SHAREHOLDERS OF PACIFIC MERCANTILE BANCORP:
The 2014 Annual Meeting of Shareholders of Pacific Mercantile Bancorp (the “Company” or “our”) will be held at the Westin South Coast Plaza, 686 Anton Boulevard, Costa Mesa, California 92626 on Wednesday, May 21, 2014, at 2:00 P.M., Pacific Time, for the following purposes:

1.
Election of Directors. To elect each of the following eleven nominees to serve as the Company’s directors until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified:

Steven K. Buster	John D. Flemming	Daniel A. Strauss
Edward J. Carpenter	Howard N. Gould	John Thomas, M.D.
John W. Clark	Michael P. Hoopis	Stephen P. Yost
Warren T. Finley	Andrew M. Phillips

2.
Ratification of the Appointment of Independent Registered Public Accountants. To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	Advisory Vote on the Compensation of Our Named Executive Officers. To approve, by a non-binding advisory vote, the compensation of our named executive officers.

4.	Other Business: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Our Board of Directors recommends that you vote “FOR ALL” eleven director nominees named above for election to our Board of Directors; “FOR” ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers.
Only shareholders of record at the close of business on April 1, 2014 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders
to be held on May 21, 2014.
This Proxy Statement and the other proxy materials also are available online at
http://www.edocumentview.com/PMBC

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. Even if you plan to attend the Annual Meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods:

•	By telephone, by calling the toll-free telephone number printed on your proxy card;

•	On the Internet, by accessing the website address printed on your proxy card; or

•	By completing, signing and returning the enclosed proxy card in the enclosed postage-prepaid return envelope.

Voting by any of these methods will not prevent you from attending the Annual Meeting and voting in person.

By order of the Board of Directors

April 15, 2014	Edward J. Carpenter
Chairman of the Board

PACIFIC MERCANTILE BANCORP
949 South Coast Drive, Third Floor
Costa Mesa, California 92626
____________________
PROXY STATEMENT
____________________
ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 2:00 P.M., Pacific Time, Wednesday, May 21, 2014

INTRODUCTION
This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Pacific Mercantile Bancorp, a California corporation (the “Company”), for use at the 2014 Annual Meeting of Shareholders, which will be held on Wednesday, May 21, 2014, at 2:00 P.M., Pacific Time, at the Westin South Coast Plaza, 686 Anton Boulevard, Costa Mesa, California 92626, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 15, 2014.
As a matter of convenience, in this Proxy Statement we will refer to Pacific Mercantile Bancorp as the “Company” or “we,” “us” or “our” and our 2014 Annual Meeting of Shareholders as the “Annual Meeting” or the “Meeting”.
The proxy materials for the Annual Meeting, including this Proxy Statement and the Proxy Card, will also be available to our shareholders on the internet at http://www.edocumentview.com/PMBC, beginning on or about April 15, 2014.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.
Some shareholders may have their shares registered in different names or hold shares in different capacities. For example, a shareholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.
Who May Vote?
If you were a holder of shares of common stock, or of any shares of our Series B Convertible 8.4% Noncumulative Preferred Stock (“Series B Preferred Stock” or “Series B Shares”) on the records of the Company at the close of business on April 1, 2014 (the “Record Date”), you are entitled to notice of and may vote at the Annual Meeting.
How Many Votes Do I Have?
Each share of common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting. Each share of our Series B Preferred Stock outstanding at the close of business on the Record Date is entitled to a number of votes on each of the matters to be voted upon at the Annual Meeting equal to the number of shares of common stock into which such Series B Share is convertible as of such date. On that day, a total of 21,240,431 shares of stock were entitled to be voted, comprised of (i) 19,135,169 shares of our common stock that were outstanding on that date, and (ii) 2,105,262 shares of common stock into which the shares of our Series B Preferred Stock outstanding on the Record Date are convertible, voting together as a single class.
Notwithstanding the foregoing, if any shareholder in attendance at the Annual Meeting gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at this Annual Meeting will be eleven), multiplied by the number of shares that the shareholder is entitled to vote at the Annual Meeting, . The shareholder may and to cast all of those votes for a single nominee or to distribute them among any number or all of the nominees in such proportions as the shareholder may choose.
How Do I Vote?
Voting in Person. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., at the close of business on the Record Date, you are considered the shareholder of record with respect to those shares and you have the right to vote your shares in person at the Annual Meeting. If your shares are held through a broker, bank or other nominee (that is, in “street name”) at the close of business on the Record Date, you are considered the “beneficial owner” of those shares and you may vote your shares in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Directions to the Annual Meeting may be found at http://pmbank.com/InvestorRelations/Events.
Voting by Proxy for Shares Held by a Shareholder of Record. If you are a shareholder of record, you may direct how your shares are voted without attending the Annual Meeting in one of the following ways:
Voting by Telephone. You may vote by calling the toll-free telephone number and following the instructions printed on your proxy card. The deadline for voting by telephone is May 21, 2014, at 1:00 A.M., Pacific Time. If you vote by telephone, you do not need to return your proxy card.
Voting on the Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card. The deadline for voting on the Internet is May 21, 2014, at 1:00 A.M., Pacific Time. If you vote on the Internet, you do not need to return your proxy card.
Voting by Mail. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received by May 20, 2014. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy by Telephone, Internet or mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you do attend and vote your shares in person at the Annual Meeting, after having voted by any of the methods described above, only your last vote will be counted.
Voting by Proxy for Shares Held In Street Name. If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how are shares are to be voted at the Annual Meeting.
How Will The Board Vote My Proxy?
If you grant us your proxy to vote your shares (whether by telephone or over the Internet or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted: “FOR” the election of each of the eleven director nominees named in the Notice of Annual Meeting (Proposal No. 1); “FOR” ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal No. 2); and “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal No. 3).
If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account, please read the information below under the caption “Voting Shares Held by Brokers, Banks and Other Nominees” regarding how your shares may be voted.
Voting Shares Held by Brokers, Banks and Other Nominees
We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker or bank or other nominee holder. If, however, you want to vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker, bank or other nominee holder and bring it with you to the Annual Meeting. If you fail to provide voting instructions to, or you attend the Annual Meeting and do not obtain a legal proxy or broker’s proxy from, your broker, bank or other nominee, your shares will not be voted, except as provided below with respect to certain “routine” matters.
Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer may generally vote your shares in its discretion on “routine” proposals, but does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the customer. Proposal No. 1 (election of directors) and Proposal No. 3 (advisory vote on our executive compensation) are considered “non-routine.” Therefore, if you hold your shares in street name and want your shares to be voted on these proposals, you must give voting instructions to your broker. Proposal No. 2 (ratification of the appointment of the independent registered accounting firm) is considered routine and may be voted upon by your broker even if you do not provide instructions to your broker. If you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 2, your shares will be treated as "broker non-votes" on each of the other proposals at the Annual Meeting.
Vote Required
Quorum Requirement. Our Bylaws require that a quorum - that is, the holders of a majority of all of the shares entitled to vote at the Annual Meeting - be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).
Proposal No. 1 - Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the eleven nominees for election to the Board who receive the highest number of votes cast will be elected. As a result, any shares voted “Withheld” and broker non-votes will not be counted in determining the outcome of the election. However, shares voted “Withheld” and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.
Proposal No. 2 - Ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Shares voted by record stockholders or by brokers or other nominee holders on this proposal will be counted. Abstentions will have the same effect as votes cast against the Proposal.
Proposal No. 3 - Advisory Vote on the Compensation of our Named Executive Officers. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve, on a non-binding advisory basis, our 2013 the compensation of our named executive officers, which is described in this Proxy Statement. Abstentions and “broker non-votes” will have the same effect as a vote against this proposal.
How You Can Revoke Your Proxy or Voting Instructions and Change Your Vote
If you are the record owner of your shares, you may revoke any vote you may have made on the Internet or by telephone or any proxy you may have returned by mail, at any time before your vote has been cast or your proxy has been voted, by taking one of the following actions:

•	attending the Annual Meeting and voting in person;

•	completing, signing and submitting a signed proxy card bearing a later date than the date of your earlier vote or proxy; or

•
sending a written revocation of your proxy to the Company’s Corporate Secretary at 949 South Coast Drive, Third Floor, Costa Mesa, California 92626. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences. If, after revoking your proxy in this manner, you want to vote your shares, you may do so only by one of the methods set forth above, and not over the Internet or by phone.

However, if your shares are held by a broker, bank or other nominee holder, you will need to contact your broker, bank or the nominee holder if you wish to revoke your proxy or voting instructions that you previously gave to your broker, bank or other nominee holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENTi
Set forth below is certain information, as of April 1, 2014, regarding the shares of our common stock that were owned, beneficially, or which could be acquired on conversion of the Series B Shares, by (i) each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the outstanding shares of any class of our voting securities; (ii) each of our current directors and each nominee standing for election to our Board of Directors at this the Annual Meeting; (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.
As of April 1, 2014, there were outstanding 19,135,169 shares of common stock, 2,105,262 shares of Series B Preferred Stock and 23,620 shares of Series C 8.4% Noncumulative Preferred Stock (the “Series C Preferred Stock”). Shares of Series B Preferred Stock are entitled to vote, on an as-converted basis, with the common stock on any matter presented to the holders of our common stock for their consideration at the Annual Meeting, and shares of Series C Preferred Stock do not have voting rights. As of April 1, 2014, Carpenter Community Bancfund L.P. and Carpenter Community Bancfund-A, L.P. (collectively, the “Carpenter Funds”) beneficially owns 695,488 shares of Series B Preferred Stock and 7,799 shares of Series C Preferred Stock, and SBAV L.P. beneficially owns 1,409,774 shares of Series B Preferred Stock and 15,821 shares of Series C Preferred Stock.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Pacific Mercantile Bancorp, 949 South Coast Drive, Third Floor, Costa Mesa, California 92626.

Name	Number of Common Shares Owned Beneficially(1)		Common Shares into which Series B Shares are Convertible(2)		Total Number of Voting Shares Owned Beneficially(1)(2)	Percent of Outstanding Voting Shares(3)
Carpenter Community Bancfund LP	6,423,500	(5)	695,488	(5)	7,118,988	33.5%
Carpenter Community Bancfund-A LP
Carpenter Fund Manager GP, LLC
Edward J. Carpenter(4)
John D. Fleming(4)
Howard N. Gould(4)
Arthur A. Hidalgo, James B. Jones
5 Park Plaza, Suite 950, Irvine, CA 92614-8527
SBAV LP	119,480	(6)	1,409,774	(6)	1,529,254	7.2%
SBAV GP LLC
Clinton Magnolia Master Fund, Ltd.
Clinton Group, Inc.
9 West 57th Street, 26th Floor, New York, NY 10019
First Manhattan Co.	1,830,778	(7)	—		1,830,778	8.6%
399 Park Avenue, New York, NY 10022
George L. Argyros	934,663	(8)	—		934,663	4.4%
Raymond E. Dellerba	592,551	(9)	—		592,551	2.8%
John Thomas, M.D.	180,656	(8)	—		180,656	*
Warren T. Finley	78,651	(8)	—		78,651	*
Andrew M. Phillips	87,563	(8)	—		87,563	*
John W. Clark	10,000		—		10,000	*
Daniel A. Strauss	1,167	(10)	—		1,167	*
Michael P. Hoopis	—		—		—	N/A
Stephen P. Yost	5,000		—		—	N/A
Robert W. Bartlett	50,000	(8)	—		50,000	*
Thomas M. Vertin	80,659	(8)	—		74,591	*
Steven K. Buster	57,143		—		57,143	*
All directors and executive officers as a group (16 persons)	2,206,797	(11)	—		2,206,797	10.4%
___________________________

*	Represents less than 1% of the shares outstanding as of April 1, 2014.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Under those rules and for purposes of the table above (i) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; and (ii) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares. In addition, a person is deemed to own beneficially shares of common stock which that person was able to acquire on April 1, 2014 or will become entitled to acquire at any time within 60 days thereafter, on conversion of convertible securities (such as our Series B Shares) or on exercise of options outstanding under our equity incentive plans, and those shares of common stock will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person (but not for purposes of computing the percentage of the outstanding shares that are beneficially owned by any other person).

(2)
Each share of Series B Preferred Stock that was outstanding on April 1, 2014 was convertible into approximately 18.8 shares of common stock, at a conversion price of $5.32 per share, and each holder of any shares of Series B Stock is deemed to own beneficially the shares of common stock into which such Series B Shares are convertible.

(3)
Percentage ownership is based on 21,240,431 shares of common stock deemed to be outstanding as of April 1, 2014, which is comprised of (i) 19,135,169 shares of our common stock that were outstanding, and (ii) 2,105,262 shares of common stock into which the Series B Preferred Shares were convertible, in each case as of April 1, 2014. In calculating the number of shares of common stock beneficially owned by a person and such person’s percentage ownership of that person, we treated as outstanding any shares of common stock into which any stock options held by that person (x) had become exercisable on or before April 1, 2014 or (y) were scheduled to become exercisable within 60 days of April 1, 20143 (such shares “Option Shares”). We did not, however, include those Option Shares in calculating the percentage ownership of any other person.

(4)
Messrs. Carpenter, Flemming and Gould are members of, and have been nominated for election, at the Annual Meeting, to, our Board of Directors. Mr. Carpenter is Chairman of the Board of both the Company and the Company's wholly owned subsidiary, Pacific Mercantile Bank (the “Bank”).

(5)
According to a report filed with the SEC, the Carpenter Funds and their general partner, Carpenter Fund Manager GP, LLC (“CFMGP”), share beneficial ownership of those shares. Messrs. Carpenter, Flemming and Howard N. Gould, Arthur A. Hidalgo and James B. Jones may be deemed to share beneficial ownership of these shares with the Carpenter Funds and CFMGP, because they are CFMGP’s managing members. However, each of those managing members disclaims beneficial ownership of all of the shares beneficially owned by the Carpenter Funds and CFMGP.

(6)
According to a report filed with the SEC, (i) SBAV LP and its general partner, SBAV GP LLC (“SBAV GP”), share beneficial ownership of 1,409,774 shares of common stock, which are the number of shares into which 75,000 Series B Preferred Shares beneficially owned by them are convertible; (ii) Clinton Magnolia Master Fund, Ltd. (“Clinton Magnolia”) owns beneficially 119,480 shares of our outstanding common stock; and (iii) Clinton Group Inc. (“Clinton Group”), as the investment manager of SBAV LP and Clinton Magnolia, and Mr. Hall, as President of Clinton Group and sole managing member of SBAV GP, may be deemed to share beneficial ownership with respect to all of the foregoing shares. However, according to that same report, SBAV GP, Clinton Magnolia, Clinton Group and Mr. Hall disclaim beneficial ownership of the number of these shares that are in excess of their actual respective pecuniary interests therein.

(7)
According to a report filed with the SEC, First Manhattan Co. holds sole voting and dispositive power with respect to 186,150 of these shares, shares voting power with respect to 1,488,785 of these shares and shares dispositive power with respect to 1,644,628 of these shares.

(8)
Includes the following numbers of shares which may be purchased on exercise of stock options that were exercisable on or will become exercisable within 60 days of April 1, 2014: Mr. Argyros - 1,792 shares; Dr. Thomas - 22,000 shares; Mr. Finley - 45,000 shares; Mr. Phillips - 5,125 shares; Mr. Bartlett - 50,000 shares; and Mr. Vertin - 33,334 shares.

(9)
Includes 583,779 shares of common stock issuable upon exercise of stock options that were exercisable on or will become exercisable within 60 days of April 1, 2014, but does not include, and Mr. Dellerba disclaims beneficial ownership of, 5,000 shares owned by other family members.

(10)
These 1,167 shares of common stock are issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 1, 2014. Mr. Strauss is a Senior Vice President of Clinton Group. Mr. Strauss disclaims beneficial ownership of the shares shown in note (6) above as being beneficially owned by Clinton Group.

(11)
Includes 831,337 shares of common stock which may be purchased on exercise of stock options that were exercisable on or will become exercisable within 60 days of April 1, 2014; but excludes the shares of common stock as to which directors or officers have disclaimed beneficial ownership, as described in the above footnotes.

ELECTION OF DIRECTORS
(Proposal No. 1)
Size of Board
Our bylaws currently provide that the authorized number of directors shall not be less than seven or more than thirteen with the exact number of directors, within that range, to be fixed from time to time by resolution of the Board of Directors. The authorized number of directors is currently fixed at twelve and the Board is currently composed of twelve directors. Mr. George L. Argyros and Mr. Raymond E. Dellerba, two of our current directors, are not standing for re-election to the Board of Directors at the Annual Meeting. Mr. Howard N. Gould has consented to serve as a director, if elected at the upcoming Annual Meeting. Accordingly, effective upon the election to our Board of Directors of the eleven director nominees named below, the number of directors constituting our Board of Directors will be reduced to eleven. The eleven nominees named below were nominated for election to the Board by the independent members of the Board of Directors, upon recommendation of the Nominating Committee.
Nominees
Our Board of Directors has nominated the eleven individuals named below for election to the Board for a term of one year ending at the 2015 Annual Meeting of Shareholders and until their respective successors are elected and qualify to serve. Each of those nominees has consented to serve as a director, if elected at the upcoming Annual Meeting. Ten of the eleven nominees are currently serving as directors and ten of the eleven nominees stood for election and were elected to the Board of Directors at the 2013 Annual Meeting held in June 2013.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” ELEVEN NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD OF DIRECTORS

Name of Nominee	Age	Director Since
Steven K. Buster	63	2013
Edward J. Carpenter	69	2012
John W. Clark	69	2012
Warren T. Finley	82	1999	(1)
John D. Flemming	55	2012
Howard N. Gould	64	2014	(2)
Michael P. Hoopis	62	2012
Andrew M. Phillips	56	2010
Daniel A. Strauss	28	2011
John Thomas, M.D.	63	1999	(1)
Stephen P. Yost	68	2013
______________________

(1)
The Bank was organized and commenced its operations, and each of these individuals became directors of the Bank, in 1999. The Company was organized in 2000 to become the holding company for the Bank, at which time each of these individuals also became directors of the Company.

(2)
Howard N. Gould has been nominated and has consented to standing for election to the Board of Directors of the Company at the upcoming Annual Meeting. He has served as a director of the Bank since June 2013.

Vote Required
Unless otherwise instructed, the persons who are named as the proxy holders on the enclosed proxy card intend to vote the proxies received by them for the election of all eleven of these nominees. If, prior to the Annual Meeting, any of the nominees becomes unable or unwilling for good cause to serve as a director, the proxy holders will vote the proxies received by them for the election of any substitute nominee selected by the Board of Directors. The Company has no reason to believe that any of the nominees will become unable or unwilling to serve.
Under California law and our bylaws, the eleven nominees receiving the highest number of votes cast in the election of dDirectors will be elected to serve as Ddirectors of the Company for the ensuing year. As a result, any shares that are voted “withhold” and broker non-votes will not be counted in determining the outcome of the election. If any shareholder gives notice at the Annual Meeting, prior to voting, of his or her intention to cumulate votes in the election of directors, the proxy holders will have the discretion to allocate and cast the votes represented by each of the proxies they hold among the above-named nominees for whom authority to vote has not been withheld, in such proportions as the proxy holders deem appropriate in order to elect as many of the nominees named above as is possible.
Set forth below is information relating to the principal occupations, recent business experience and qualifications of each of the nominees selected by the Board of Directors for election to the Company’s Board of Directors at the Annual Meeting.
Steven K. Buster has served as the President and Chief Executive Officer of the Company and the Bank and a member of our Board of Directors since April 2013. Mr. Buster served as the President, Chief Executive Officer and a director of Mechanics Bank, from 2004 through December 31, 2012. Mr. Buster has more than 35 years of experience as a banking executive in California, the Western United States and internationally. He served as Managing Director of US Trust Company, NA where he was responsible for all of its banking activities in the Western United States from 2000 to 2004. During 1999 and 2000 Mr. Buster served as Chief Operating Officer for the District Attorney, County of Los Angeles, with responsibility for transformation of the Bureau of Child Support. During the period from 1973 through 1998 Mr. Buster served first with First Interstate Bank, and following its acquisition by Standard Chartered Bank, with Standard Chartered Bank, in a variety of California and international roles including London and Singapore with significant responsibility and authority. Mr. Buster was born in Fullerton and raised in Tustin, California and has extensive business and personal contacts throughout the Bank’s service area. As a result, Mr. Buster brings extensive leadership and banking experience to our Board. Mr. Buster's extended career in banking, his demonstrated managerial, communication and strategic skills, as well as his broad and deep banking industry and bank regulatory experience are powerful and important attributes that support our Board of Directors. In addition, the Board of Directors values Mr. Buster’s in-depth knowledge of the Company through his position as our President and Chief Executive Officer, including with respect to its operations, strategy, financial condition and competitive position.
Edward J. Carpenter has served as the Chairman of the Board and a member of our Board of Directors since 2012. Mr. Carpenter is Chairman and Chief Executive Officer of Carpenter & Company, a Managing Member of the General Partner of the Carpenter Funds and Chair of their Investment and Governance Committee. Since founding Carpenter & Company in 1974, he led the firm as it developed its financial institutions practice, its asset management, and its investment banking services. Mr. Carpenter has served as a member of legislative review committees for California and federal bank regulatory bodies including the Office of the Comptroller of the Currency in Washington, D.C. and on advisory boards for the California Department of Corporations and the California State Banking Department. Mr. Carpenter has served on the board of directors for numerous banks located throughout the nation. Mr. Carpenter also is a trustee of Loyola Marymount University and Loyola Law School and a member of the board of directors of the International Medical Corps. Mr. Carpenter is the past Chair of the California Institute, Vice-Chair of the California Statewide University Foundation and a board member of the Orange County Performing Arts Center. Mr. Carpenter received his BBA from Loyola Marymount University and his MBA from California State University, Long Beach. Mr. Carpenter was elected to our board of directors pursuant to an investor rights agreement with the Carpenter Funds, which granted to them the right to designate three individuals for election to our Board of Directors, subject to the terms and conditions of the investor rights agreement. The investor rights agreement was entered into in connection with purchases by the Carpenter Funds of $3.7 million of our Series B Preferred Shares and $26.3 million of our shares of common stock. Mr. Carpenter's extensive career in various facets of the banking industry, along with his analytical, communication and managerial skills, his deep understanding of the banking industry and extensive contact with senior management of hundreds of banking companies and federal regulators are valuable attributes for our Board of Directors.
John W. Clark has served as a member of our Board of Directors since 2012. Mr. Clark is, and since 1995 has been, a partner in Westar Capital, LLC (“Westar”), which is a private investment firm engaged primarily in the business of providing capital to acquire established growth companies in partnership with the managements of those companies. Mr. Clark also serves on the boards of several Westar portfolio companies. The founder of Westar is George L. Argyros, who also is a current member of the Company’s Board of Directors. From 1990 until he joined Westar in 1995, Mr. Clark was a private investor. Prior to 1990, Mr. Clark held management positions at both large and small manufacturing companies as well as professional service firms, including as the President and CEO of a metal and electronic components producer for military and commercial products. Earlier in his career, Mr. Clark was founder and managing partner of a certified public accounting practice, which was later merged into Ernst & Young’s predecessor firm, where he served as the Managing Partner of its Orange County, California office. Mr. Clark received his Bachelor of Science degree in Business from the University of Southern California and is a Certified Public Accountant. Mr. Clark's extensive accounting and operating experience, in both private and public companies, are valuable skills for our Board of Directors.
Warren T. Finley has served as a director of the Company and the Bank since the respective dates of their inception in 1999 and 2000. Mr. Finley has been engaged in the private practice of law in Orange County for over 50 years. Mr. Finley also served as a director and a member of the audit committee of Eldorado Bank and its parent holding company, Eldorado Bancorp, from 1972 to 1997. As a result, Mr. Finley has extensive community banking experience in Orange County, which is one of our significant markets. Prior to becoming a lawyer, Mr. Finley was a certified public accountant and was employed as an accountant at Price

Waterhouse & Co. As a result of his accounting experience, Mr. Finley is familiar with financial reporting requirements and financial issues, making him an effective member of Audit Committee, of which he is the Chairman.
John D. Flemming has served as a member of our Board of Directors since 2012. Since 1991, Mr. Flemming has served as President and Chief Operating Officer of Carpenter & Company and a managing member of the general partner of the Carpenter Funds. Mr. Flemming has been associated with Carpenter & Company for over 20 years, and today oversees all activities of the firm. He was appointed President of Carpenter & Company in 1991, and during his tenure has built, managed and supervised the government asset management practice, the broker/dealer subsidiary, the investment banking function, and private equity activities of the firm. Mr. Flemming has served since 2009 as a director of Manhattan Bancorp and its bank subsidiary, Bank of Manhattan, N.A. and chairs its Compensation Committee. Mr. Flemming is a magna cum laude graduate of Harvard College and holds General Securities Principal and Representative licenses. Mr. Flemming was elected to our board of directors pursuant to an investor rights agreement which granted to the Carpenter Funds the right to designate three individuals for election to our Board of Directors, subject to the terms and conditions of the investor rights agreement. The investor rights agreement was entered into in connection with purchases by the Carpenter Funds of $3.7 million of our Series B Preferred Shares and $26.3 million of our shares of common stock. Mr. Flemming possesses strong analytical, structuring, communication and managerial skills, as well as a strong strategic understanding of the banking industry and contact with senior management of hundreds of banking companies and federal regulators.
Howard N. Gould has served as a member of the Board of Directors of the Bank since June 5, 2013, and served as the unpaid Chairman of the Office of the President of the Bank from August 24, 2012 through April 17, 2013. Mr. Gould has held key executive management positions in multi-billion dollar banks over several decades, including Vice Chairman and COO of Sanwa Bank and Vice Chairman of Bank of the West. He is Vice Chairman of Carpenter & Company (2005-present); Managing Member of Carpenter Fund Manager GP, LLC (2007-present); Director of Bridge Capital Holdings, Inc., San Jose, California (2008-present); Nominee Director of Heritage Oaks Bancorp and Bank, San Luis Obispo, California (present); former Director of Nara Bancorp, Los Angeles, California (2005-June 2010).; and former Director of Mission Community Bancorp (2008-2014). In addition to his bank executive management experiences he also was partner in one of the most active financial services consulting practices in the US. Mr. Gould served as a former Commissioner of Financial Institutions for the State of California under two Governors and will be able to provide the Company significant insight into our banking practices and the regulation of financial institutions.
Michael P. Hoopis has served as a member of our Board of Directors since 2012. Mr. Hoopis is, and since 2006 has been, President, Chief Executive Officer and a member of the Board of Directors of Targus Group International, Inc., a worldwide leader in the manufacture and marketing of cases and accessories for laptop computers, tablets and e-readers. Prior to joining Targus, Mr. Hoopis served as the President and Chief Executive Officer of Water Pik Technologies, Inc. for seven years and was responsible for overseeing the spin-off and transition of Water Pik from a segment of Allegheny Teledyne to a public company in 1999. Prior to joining Water Pik, Mr. Hoopis held several executive management positions at Black & Decker (NYSE:BDK) from 1989-1998, including President of Worldwide Household Products, Price Pfister, Inc. and Kwikset Corporation. Prior to joining Black & Decker, Mr. Hoopis held several management positions with Beatrice Foods Inc. As a result, Mr. Hoopis has extensive leadership and managerial experience which enables him to provide valuable insights into how to manage risk in a business environment. Mr. Hoopis earned his B.S. degree from the University of Rhode Island. Mr. Hoopis was elected to our board of directors pursuant to an investor rights agreement which granted to the Carpenter Funds the right to designate three individuals for election to our Board of Directors, subject to the terms and conditions of the investor rights agreement. The investor rights agreement was entered into in connection with purchases by the Carpenter Funds of $3.7 million of our Series B Preferred Shares and $26.3 million of our shares of common stock.
Andrew M. Phillips has been a director of the Company and the Bank since April 2010. Mr. Phillips is the founder and President of CardFlex, Inc. Mr. Phillips also has owned and operated several payment-processing companies, including CheckRite, a check recovery franchise, Integrated Transaction Services, a full-service processing independent sales organization that specialized in electronic benefits transfers, and Payment Resources International, one of the pioneers in the rapidly expanding field of Internet payment systems. His technological expertise has enabled him to develop some of the financial services industry’s leading processing technologies, including Transaction Central™, a Web-based credit card and an ACH (Automated Clearing House) terminal that features all the functionality of an electronic countertop terminal. As a result, Mr. Phillips brings a wealth of knowledge regarding payment processing services, which are valuable to us in understanding and meeting the needs of our business customers for such services. Mr. Phillips serves as a member of the Board of Directors of the Orange County chapter of the Alzheimer’s Association.
Daniel A. Strauss has been a director of the Company since November 15, 2011. Mr. Strauss is a Portfolio Manager of Clinton Group, Inc. (“Clinton”), where he serves as a Senior Strategist on its private and public equity investment team. In that position, Mr. Strauss is responsible for evaluating and effectuating equity financing transactions across a range of industries, including the banking and financial services industries. From 2008 to 2010, Mr. Strauss was employed as an Associate in the private equity investment group at Angelo, Gordon & Co. Prior to joining that firm, Mr. Strauss was an investment banking analyst in the mergers and acquisitions group of Houlihan Lokey. Mr. Strauss holds a Bachelors of Science degree in Finance and International Business from the Stern School of Business at New York University. Mr. Strauss brings to the Board extensive knowledge with respect to the structuring of equity financings and the evaluation of bank acquisition opportunities. Mr. Strauss was elected to the Board, pursuant to an investor rights agreement which granted SBAV the right to designate one individual for election to our Board of Directors subject to the terms and conditions of that agreement/. The investor rights agreement was entered into in connection with its purchase of $7.5 million of the Company’s Series B Shares in August 2011.
John Thomas, M.D. has served as a director of the Company and the Bank since the respective dates of their inception. Dr. Thomas is a licensed physician who is, and for more than the past 17 years has been, engaged in the private practice of medicine, specializing in Radiation Oncology. He also serves as, and for over 10 years has been, the Medical Director of the Red Bluff Cancer Center, which he founded and has grown into a leading provider of specialty medical services. He is a Diplomate and Fellow of the American Board of Radiology and a Fellow of the American College of Radiation Oncology, and served as a member of its Standards Committee for 10 years. He brings to our Board his managerial experience, gained from founding, managing and growing his Cancer Center, which has enabled him to provide valuable insights about how we can better serve our smaller business customers, which include medical practices and medical service providers.
Stephen P. Yost has served as a member of our Board of Directors since 2013. He established Kestrel Advisors, a credit risk consulting firm that focuses on the banking, financial, and legal communities following his retirement from Comerica Bank in 2006. During his 35 years in banking, the vast majority of Mr. Yost’s career was in credit administration. He was a Regional Chief Credit Officer for Comerica Bank and the Executive in charge of its Special Assets Group for the Western Region. Mr. Yost was the Chief Credit Officer of Imperial Bank prior to its merger with Comerica. He was also a Senior Credit Officer with First Interstate Bank and Mellon Bank, N.A. Mr. Yost is currently a director for Manhattan Bancorp (El Segundo) and subsidiaries, and Mission Community Bancorp (San Luis Obispo) and subsidiaries. He also is chairman of Mission Asset Management, which is a subsidiary of Mission Community Bancorp. Mr. Yost chairs the directors’ loan committees of both banks and is a member of several other standing committees. Mr. Yost holds an MBA from the University of Santa Clara. Due to his extensive knowledge of bank lending and credit issues, Mr. Yost is a valuable addition to the Board and to the Board’s loan committee, which is responsible for establishing lending policies, providing oversight of the Bank’s lending and credit functions and approving the larger loans made by the Bank.
THE BOARD OF DIRECTORS
The Role of the Board of Directors
In accordance with our Bylaws and California law, the Board of Directors oversees the management of the business and affairs of the Company. With the exception of Mr. Argyros, who is not standing for re-election at the Annual Meeting, the members of the Board also are members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.
During 2013, our Board of Directors held a total of ten meetings and each director attended at least 75% of the total number of those meetings and the meetings of the Board committees on which he served during his term of office as a director in 2013. We encourage our directors to attend our annual meetings of shareholders. All of our then-current directors attended our 2013 Annual Meeting of Shareholders.
As reflected in our corporate governance guidelines (the “Governance Guidelines”) discussed in greater detail below, our Board members are encouraged to prepare for and attend all Board and shareholder meetings and the meetings of the Board committees on which they are members.
Director Independence and Composition and Structure of the Board
The Board has determined that each of Messrs. Argyros, Carpenter, Clark, Finley, Flemming, Hoopis, Phillips, Strauss and Yost and Dr. Thomas are independent under the definition of independence set forth in NASDAQ’s listed company rules. In addition, our Board of Directors determined that Mr. Gary M. Williams met the definition of independence set forth under NASDAQ’s listed company rules during the time in which he served on the Board of Directors. Mr. Buster is not an independent director because he is currently an executive officer of the Company, and Mr. Dellerba is not an independent director because he served as our President and Chief Executive Office until April 2013 and is currently employed as the Vice Chairman of the Company and the Bank. In reaching these conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company or the Bank, on the one hand, and each of the non-management directors, on the other hand. The Board determined that any such relationships that now exist, or may have existed in the past, between the Company or the Bank and any of the non-management directors who were determined to be independent have had no material effect on their independence.
Board Leadership Structure
Our Board of Directors has chosen to separate the positions of principal executive officer and chairman of our Board of Directors. Our Board of Directors believes that it is advisable to separate the two positions because combining both positions in the same individual might concentrate too much power in the hands of a single executive. Having an independent Chairman of our Board of Directors also facilitates communications and relations between our Board of Directors and the Company’s officers.
Term of Office of Directors
All of our directors are elected for a term of one year and until their respective successors are elected and qualify to serve on the Board. If a vacancy occurs in any Board position between annual meetings, the Board may fill the vacancy by electing a new director to that position. The Board may also create a new director position and elect a director to hold the newly created position for a term ending at the next annual meeting of shareholders.
Communications with the Board
Shareholders interested in communicating with the non-management directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, Pacific Mercantile Bancorp, 949 South Coast Drive, Suite 300, Costa Mesa, California 92626. The Corporate Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by that Committee.
Corporate Governance Guidelines
Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duties. Our Board has adopted corporate governance guidelines (the “Governance Guidelines”), which include a number of the practices and policies under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under NASDAQ’s listed company rules and the Sarbanes-Oxley Act of 2002.
Some of the principal subjects covered by our Governance Guidelines include:

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Director Qualifications, which include a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities.

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Responsibilities of Directors, including acting in the best interests of all shareholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry and the markets in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

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Director Access to Management and, as necessary and appropriate, Independent Advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business and from outside consultants who are engaged to conduct periodic reviews of various aspects of the Company’s operations or the quality of certain of the Company’s assets, such as the loan portfolio.

•	Maintaining Adequate Funding to retain independent advisors for the Board, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

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Director Orientation and Continuing Education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts of interest policies, Code of Business and Ethical Conduct and Governance Guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

•	Annual Performance Evaluation of the Board, including an annual self-assessment of the Board’s performance as well as the performance of each Board committee.

•	Regularly Scheduled Executive Sessions, without management, are to be held by the Board and by the Audit Committee, which meets separately with the Company’s outside auditors.

Code of Business and Ethical Conduct
We have adopted a Code of Business and Ethical Conduct for our officers and employees that also includes specific ethical policies and principles that apply to our Chief Executive Officer, Chief Financial Officer, the Bank’s Chief Operating Officer and other key accounting and financial personnel. A copy of our Code of Business and Ethical Conduct can be found at the Investor Relations section of our website at www.pmbank.com. We intend to disclose, to the extent required by the applicable rules of the SEC and NASDAQ, at this location on our website, any amendments to that code and any waivers of the requirements of that code that may be granted to our executive officers, including our principal exective officer, principal financial officer, principal accounting officer or persons performing similar functions.
Compensation Committee Interlocks and Insider Participation
During 2013, none of the members of the Compensation Committee were officers or employees of the Company and no executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of our Board of Directors or Compensation Committee.
Committees of the Board of Directors
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Risk and Finance Committee and a Nominating and Governance Committee. Information regarding the members and the responsibilities of each of those Committees and the respective number of meetings held in 2013 by those Committees is set forth below.
Audit Committee. Currently the members of the Audit Committee are Warren T. Finley, its Chairman, and Andrew M. Phillips , John Thomas, M.D. and Stephen Yost. All of these individuals are independent directors within the meaning of the NASDAQ listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that Mr. Finley meets the definition of “audit committee financial expert” as defined in regulations adopted by the SEC and included in NASDAQ’s rules for listed companies. The Audit Committee has a written charter that sets forth the Audit Committee’s responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and the appointment and oversight of the independent registered public accounting firm engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter, a copy of which can be viewed at the Investor Relations section of our website at www.pmbank.com. The Audit Committee held a total of 15 Audit Committee meetings during 2013. To encourage frank discussion and effective communication of information at those meetings, that Committee meets with our outside accountants without management present, and with members of management without the outside accountants present.
Human Resources and Compensation Committee. This Committee is comprised of the following five directors, all of whom are independent (as defined in the applicable NASDAQ listed company rules): Dr. John Thomas, its Chairman, and Edward Carpenter, John Flemming, Michael Hoopis, and Daniel Strauss. The Compensation Committee reviews and approves the salaries and the incentive compensation and other benefit plans for our executive officers. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer and sets the Chief Executive Officer’s compensation based on this evaluation. The Compensation Committee also makes all decisions regarding the granting of options or other equity incentives under our equity incentive plans. Our Board of Directors has adopted a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter can be viewed at the Investor Relations section of our website at www.pmbank.com. The Compensation Committee held six Human Resources and Compensation Committee meetings in 2013.
In determining whether the Company offers salaries, bonus and incentive and other compensation programs that are competitive with those offered by other banking institutions and financial service organizations in the Bank’s market area, the Compensation Committee reviews surveys of executive compensation paid by such banking organizations, an annual Executive Compensation Review published by the SNL Securities L.C. (“SNL”), which is an independent data base company that compiles financial performance and other financial data relating to banking institutions that file reports and proxy statements under the Exchange Act, and the California Bankers Association’s Compensation and Benefits Benchmark Survey, which presents data relating to the compensation paid to senior executives at California-based banking institutions, differentiated on the basis of their total assets. The Company’s President and Chief Executive Officer also advises the Compensation Committee on the performance of the other executive officers and their respective contributions to the achievement of Company’s financial objectives and makes recommendations to the Compensation Committee with respect to the compensation to be paid to them. Pursuant to its charter, the Compensation Committee may delegate its authority to subcommittees when appropriate.
Compensation Consultant
During 2013, for the first time, the Compensation Committee retained an independent executive compensation consultant to assist the Compensation Committee in evaluating the compensation practices at the Company and to provide advice and ongoing recommendations regarding our executive compensation program consistent with our business goals and pay philosophy. During

2013, the Compensation Committee engaged McLagan, a consulting firm that provides compensation advisory services for the banking industry, for purposes of advising the Compensation Committee on all executive and director compensation related matters.
As part of its services to the Compensation Committee, McLagan periodically attends Compensation Committee meetings, either in-person or telephonically, and meets regularly with the Compensation Committee without members of management present. McLagan and members of management both assist the Compensation Committee in its review and preparation of proposed compensation packages for our executive officers and directors, as well as both short-term and long-term incentive programs for all of our employees generally.
In addition to advising the Compensation Committee on existing compensation related programs, McLagan also prepares competitive pay analysis and other reviews for the Compensation Committee that the Compensation Committee utilizes in determining our executive and director compensation programs. In preparing such information for the Compensation Committee’s review, McLagan utilizes information supplied by management, compensation related information obtained from public filings, compensation related industry surveys and reports, and information from its proprietary database.
During 2013, the Compensation Committee specifically engaged McLagan to: (i) attend Compensation Committee meetings; (ii) provide guidance relative to regulatory requirements surrounding executive and director compensation; and (iii); provide general advice and consultation as needed with respect to the Company’s executive and director compensation programs. The Company paid McLagan [$38,000] for services performed during 2013.
The Compensation Committee considered the independence of McLagan in light of applicable SEC rules and NASDAQ listing standards and concluded that the Compensation Committee’s engagement of McLagan does not raise any conflict of interest.
Risk and Finance Committee. The members of the Risk and Finance Committee (formerly, the Compliance Committee) are Howard Gould, its Chairman, and Steven Buster, Edward Carpenter, John W. Clark, Warren T. Finley and Daniel Strauss. The Risk and Finance Committee’s primary responsibilities include oversight of the Company’s (i) enterprise risk management policies and processes, including the identification of enterprise risks and the measures being implemented to mitigate those risks, (ii) compliance management processes, including the process for compliance with applicable bank regulatory requirements, and (iii) technology related processes, security and controls. This Committee also exercises oversight of the Bank’s investment portfolio, liquidity, and capital policies and related processes and controls and its Community Reinvestment Act (“CRA”) policies and processes. This Committee held 12 meetings in 2013.
Nominating and Governance Committee. The Nominating and Governance Committee is comprised of four members: John W. Clark, its Chairman, and Edward J. Carpenter, Raymond Dellerba and Michael M. Hoopis. The Nominating and Governance Committee identifies and screens new candidates for Board membership and oversees the Company’s governance policies and processes. Each of the Committee members is an “independent director” within the meaning of the NASDAQ listed company rules. Our Board of Directors has approved a charter setting forth the responsibilities of the Nominating and Governance Committee. A copy of that charter can be found at the Investor Relations section of our website at www.pmbank.com. The Committee held one meeting during 2013.
The Director Nominating Process. In identifying new Board candidates, the Nominating and Governance Committee seeks recommendations from existing board members and executive officers. In addition, the Nominating and Governance Committee will consider any candidates that may have been recommended by Company shareholders who have chosen to make those recommendations in accordance with the procedures described below. The Nominating and Governance Committee also may engage an executive search firm and other advisors as it deems appropriate to assist it identifying qualified candidates for the Board.
In assessing and selecting Board candidates, the Nominating and Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience, and the candidate’s reputation for integrity. When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries about and interviews with the candidates that the Committee members believe are best qualified to serve as directors, based on a number of factors, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including representing the interests of all shareholders and not a particular segment or group of shareholders, as well as serving on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; whether the candidate has any special background or experience relevant to the Company’s business; and whether the candidate will meet the bank regulatory standards applicable to Board membership.
The Nominating and Governance Committee believes that differences in experience, knowledge, skills and viewpoints enhance Board performance. Thus, the Committee considers such diversity in selecting, evaluating and recommending proposed director nominees. However, the Committee has not implemented a formal policy with respect to the consideration of diversity for the composition of the Board of Directors.
Shareholder Recommendation of Board Candidates. Any shareholder desiring to submit a recommendation for consideration by the Nominating Committee of a candidate that the shareholder believes is qualified to be a director nominee at any annual meeting of shareholders may do so by submitting that recommendation in writing to the Board not later 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to shareholders. However, if the date of the upcoming annual meeting has been changed by more than 30 days from the anniversary of the prior year’s meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation must be accompanied by the following information: (i) the name and address of the nominating shareholder and of the person being recommended for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating shareholder, his or her recommended candidate and any other shareholders known by the nominating shareholder to be supporting the candidate’s nomination; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating shareholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such shareholder and any other person or persons (naming such other person or persons); (iv) such other information regarding the recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. Provided that these requirements are met, the Nominating Committee will consider any shareholder-recommended candidate for nomination for election to the Board using the same criteria and factors that it uses in evaluating candidates recommended by any Board members, officers or executive search firms. No shareholders recommended candidates for election to the Board for the upcoming Annual Meeting.
Role of the Board in Risk Management
The Board’s responsibilities in overseeing the Company’s management and business include oversight of the Company’s key risks and management’s processes and controls to manage them appropriately. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.
The risk of incurring losses on the loans we make is an inherent feature of the banking business and, if not effectively managed, such risks can materially affect our results of operations. As a result, the Board as a whole exercises oversight responsibility over the processes that our management employs to manage those risks. The Board fulfills that oversight responsibility by:

•	Monitoring trends in the Company’s loan portfolio and the Company’s allowance for loan losses;

•	Establishing internal limits related to the Company’s lending exposure and reviewing and determining whether or not to approve loans in amounts exceeding certain specified limits;

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Reviewing and discussing, at least quarterly and more frequently, if deemed necessary, reports from the Bank’s chief credit officer relating to such matters as (i) risks in the Company’s loan portfolio, (ii) economic conditions or trends that could reasonably be expected to affect (positively or negatively) the performance of the loan portfolio or require increases in the allowance for loan losses and (iii) specific loans that have been classified as “special mention,” “substandard” or “doubtful” and, therefore, require increased attention of management;

•	Reviewing, at least quarterly, management’s determination of the allowance for loan losses and any provisions required to be made to replenish or increase that allowance;

•	Reviewing management reports regarding collection efforts with respect to non-performing loans; and

•	Authorizing the retention and reviewing the reports of external loan review consultants with respect to the risks in and the quality of the loan portfolio.
Although risk oversight permeates many elements of the work of the full Board and its committees, the Audit Committee and the Risk and Finance Committee of the Board have direct and systematic responsibility for overseeing other significant risk management processes.
Compensation and Risk Management
The Company’s Compensation Committee and Board of Directors have reviewed the Company’s executive and employee compensation practices to analyze whether or not they create improper incentives that would result in a material risk to the Company. Based on this review and analysis, the Compensation Committee and the Board of Directors have determined that none of the Company’s compensation practices for its executive officers or employees is reasonably likely to have a material adverse effect on the Company.

Audit Committee Oversight Responsibilities. The Audit Committee’s responsibilities in overseeing risk management processes include:

•	Oversight of the internal audit function, with the internal auditor reporting directly to the Audit Committee;

•	Oversight of the Company’s independent registered public accounting firm; and

•	Review of reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.
Risk and Finance Committee Oversight Responsibilities. The Risk and Finance Committee’s oversight of risk management processes include the review of policies and guidelines with respect to risk assessment and the processes employed by management in identifying the Company’s major risk exposures and the actions being taken by management to monitor and control such exposures. The Committee also oversees management’s implementation of measures that are designed to minimize to the extent practicable the risks of non-compliance with applicable federal and state banking laws and regulations by, among other things, (i) reviewing with the Bank’s chief compliance officer (who reports directly to the Committee) and consulting with the Bank’s legal counsel with respect to regulatory matters and issues that could have a significant impact on the Company or the Bank or could present emerging areas of risk, and (ii) overseeing regulatory compliance programs.
In performing their oversight responsibilities, the Board of Directors and the Audit and Risk and Finance Committees regularly receive reports from management and internal and external auditors, and periodically receive reports from outside consultants, regarding the Company’s enterprise risk management programs, compliance programs, information security and business continuity programs, and any extraordinary claims or losses.
Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.
Section 16(a) Beneficial Ownership Reporting Compliance
Each of our directors, executive officers and persons who beneficially own more than 10% of any class of equity securities of the Company, is required, by Section 16(a) of the Exchange Act to SEC (i) an initial report, on a Form 3, of his or her share ownership within 10 days of the time he or she first becomes a director or executive officer of the Company, and thereafter (ii) reports on Form 4 or Form 5, of their transactions in shares of our common stock or securities, such as options, that are exercisable or convertible into our common stock, not later than two business days following the occurrence of the transaction.
Set forth below is information regarding those reports which to our knowledge, based solely upon a review of the copies of the reports received by us and written representations that no other reports were required, were not timely filed in 2013:

•	A Form 4 was inadvertently filed late on March 19, 2013 with respect to a series of sales that took place on March 11, 2013 and March 12, 2013, of 6,681 shares of our common stock by Mr. Finley.

•
A Form 4 was inadvertently filed late on July 26, 2013 with respect to a grant, on June 19, 2013, to Mr. Finley of an option to purchase 15,000 shares of our common stock under the Company’s 2010 Equity Incentive Plan.

•
A Form 4 was inadvertently filed late on July 26, 2013 with respect to a grant, on June 19, 2013, to Mr. Phillips of an option to purchase 10,000 shares of our common stock under the Company’s 2010 Equity Incentive Plan.

•
A Form 4 was inadvertently filed late on July 26, 2013 with respect to a grant, on June 19, 2013, to Dr. Thomas of an option to purchase 15,000 shares of our common stock under the Company’s 2010 Equity Incentive Plan.

•
A Form 4 was inadvertently filed late on July 26, 2013 with respect to a grant, on June 19, 2013, to Mr. Williams of an option to purchase 15,000 shares of our common stock under the Company’s 2010 Equity Incentive Plan.

•	A Form 4 was inadvertently filed late on September 18, 2013 with respect to the exercise on January 2, 2013 of vested stock options to purchase 5,500 shares of our common stock by Mr. Williams.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Compensation Paid to Named Executive Officers
The following table provides information regarding the compensation of our named executive officers for the fiscal year ended December 31, 2013.
Summary Compensation Table

Name and Positions with Company	Year	Salary($)	Bonus Awards ($)(1)	Restricted Stock Awards ($)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)(4)	Changes in Pension Value or Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
Steven K. Buster(9)	2013	$303,462	$150,000	$356,572	$183,400	$—	$—	$20,012	$1,013,446
President & Chief Executive Officer of the Company and the Bank

Raymond E. Dellerba(10)(11)	2013	266,726	—	—	242,013	386,550	—	108,459	1,003,748
Vice Chairman & CEO Emeritus of the Company and the Bank, and Former President & CEO of the Company and the Bank	2012	533,700	—	—	833,000	234,200	67,700	142,100	1,810,700

Thomas M. Vertin	2013	350,000	125,000	205,028	77,945	—	—	48,252	806,225
President of Commercial Banking	2012	94,200	75,000	—	287,800	—	—	24,930	481,930

Robert W. Bartlett	2013	262,650	—	—	—	52,000	—	16,526	331,176
Sr. Executive Vice President & Chief Credit Officer of the Bank	2012	258,000	—	—	—	66,900	—	15,300	340,200

(1)
The amounts reported in this column for Mr. Vertin include a $150,000 signing bonus paid in two equal installments upon his acceptance of employment as President of Commercial Banking in September 2012 and after six months of employment in March 2013.

(2)
The amounts reported in this column represent the fair values of stock awards and stock option awards at their respective grant dates in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) No. 718-10. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For additional information regarding this valuation methodology and the assumptions used to arrive at the estimates, please refer to Note 12, “Stock-Based Employee Compensation Plans” to the Company’s consolidated financial statements included in the Company’s Annual Report to Shareholders for the year ended December 31, 2013.

(3)
Mr. Dellerba’s current employment agreement provides that he will be eligible to receive incentive compensation for business development activities on the same terms and conditions as other employees of the Bank, as defined in Bank policies and procedures. In addition, he may be considered for a performance bonus on an annual basis, as determined by and in the discretion of the Chief Executive Officer of the Bank and the Board of Directors.

(4)
Mr. Bartlett is entitled to receive an annual cash incentive compensation award in an amount equal to the greater of (i) 1% of the Company’s pre-tax earnings in any year in which the Company meets its annual operating budget and return on assets goals, or (ii) 20% of his annual base salary. Mr. Bartlett’s cash incentive award for 2013 was equal to 20% of his annual base salary and his cash incentive for 2012 was equal to 1% of the Company’s 2012 pre-tax earnings.

(5)
The amounts reported in this column represent the year-to-year changes in the present value of Mr. Dellerba’s future retirement benefits and are not cash payments made to Mr. Dellerba. Instead, they are the increases in the non-cash accruals which we recorded in respect of the future payment of those benefits. See “Narrative to Summary Compensation Table - New Employment Agreement with Mr. Dellerba - Retirement Benefits” below.

(6)
The 2013 amount in this column for Mr. Dellerba includes $4,000 in lieu of accrued but unused vacation, as required by the Bank’s vacation accrual policy, premiums totaling $70,400 for a long-term disability policy and a life insurance policy obtained for Mr. Dellerba pursuant to his employment agreement, and $24,500 of dues paid with respect to a country club membership which was used by Mr. Dellerba in connection with his business development activities for the Company and the Bank.

(7)
The amount in this column for Mr. Buster includes $10,000 car allowance and $6,500 of dues paid with respect to a country club membership which was used by Mr. Buster in connection with his business development activities for the Company and the Bank.

(8)
The 2013 amount in this column for Mr. Vertin includes $40,600 for relocation expenses pursuant to his employment agreement, premiums totaling $3,100 for a long-term disability policy, and $1,900 car allowance.

(9)
Mr. Buster was appointed by the Bank to the position of President and Chief Executive Officer of the Company and Bank effective April 17, 2013 and was not employed by the Company or the Bank prior to such time. The amount reported in the "Salary" column of the table represents his annual base salary prorated for the number of months he was employed in 2013.

(10)
Effective April 17, 2013, Mr. Dellerba retired from his position as President and Chief Executive Officer of the Company and continued in the position of Vice Chairman and CEO Emeritus of the Company and the Bank.

(11)
The $386,550 represents a lump sum cash payment related to transaction-based compensation expense pursuant to Mr. Dellerba's prior employment agreement (refer to the 2012 Proxy for detail regarding Mr. Dellerba's prior employment agreement). Mr. Dellerba’s prior employment agreement provided that if, during the term of his employment, or within 24 months following a termination of that employment by the Bank without cause or by Mr. Dellerba for Good Reason, the Company consummates (i) any public offering of its shares; (ii) a private offering of a number of its shares that exceeds 50% of its then outstanding shares; (iii) a sale of substantially all of the assets of the Company or the Bank; or (iv) a merger of the Company or the Bank with another company, Mr. Dellerba would become entitled to receive compensation equal to 1% of the gross proceeds from any such offering or 1% of the gross amount paid in any such sale of assets or merger transaction. If Mr. Dellerba becomes entitled to such compensation, he may choose, in his discretion, to receive that compensation in a lump sum cash payment or in shares of Company common stock.

Narrative to Summary Compensation Table
The following describes the employment and severance arrangements we have with our named executive officers. For a discussion of the terms of the equity awards granted to the named executive officers during the fiscal year ending December 31, 2013, see the discussion under “Equity Awards Granted in 2013” below.
Compensation Paid and Payable to Mr. Buster
Term. Mr. Buster has, since April 2013, been employed as the President and Chief Executive Officer of the Company and the Bank under an employment agreement. The employment agreement has an initial term of three years, subject to earlier termination under the terms of the employment agreement. The term of the employment agreement is subject to automatic 12-month renewals commencing on the third anniversary of the effective date of the agreement unless either party to the agreement timely provides notice of an intent not to renew the term of the agreement.
Base Salary. Mr. Buster’s employment agreement provides for an initial base salary of $450,000 per year and is subject to review by the Board on an annual basis.
Cash Incentive Compensation. Commencing in 2014, Mr. Buster will be eligible to receive annual cash incentive awards based upon the achievement of certain performance criteria to be established by the Board in its sole discretion and in consultation with Mr. Buster at the beginning of each year. The maximum target incentive payment will be an amount equal to up to 50% of Mr. Buster’s annual rate of base salary then in effect, as determined by the Board in its sole discretion. Performance goals will include goals consistent with the Bank’s business plan for the year, as approved by the Board.
Stock Options. The employment agreement provides for the grant to Mr. Buster of options to purchase up to 400,000 shares of Company common stock, at a per-share exercise price equal to the fair market value of the Company’s common stock on the applicable date of grant, pursuant to the terms of the Company’s 2010 Equity Incentive Plan. These options will become exercisable in three approximately equal annual installments, commencing on the first anniversary of the applicable grant date, subject to Mr. Buster’s continued employment with the Company or the Bank through the applicable vesting date. The term of the options will be ten years, subject to earlier termination in the event of a termination of Mr. Buster’s employment with the Company or the Bank. For a description of the stock options granted to Mr. Buster during 2013, see “Equity Awards Granted in 2013” below.
Automobile Allowance. The employment agreement provides that Mr. Buster will receive an automobile allowance of $1,250 per month to cover the costs to him of using his own automobile on Company and Bank business, including the costs of insurance, fuel and maintenance expenses.

Club Membership. The employment agreement provides that Mr. Buster will be entitled to reimbursement, in an amount not exceeding $850 per month, for club membership dues and expenses and other reasonable entertainment costs that are business related.
Other Benefits. Mr. Buster is also entitled to participate in all employee benefit plans maintained by the Bank and made generally available to its senior executives, which may include life insurance, disability, health, accident and other insurance programs, in each case subject to terms and conditions and eligibility requirements of each such plan. Mr. Buster’s employment agreement also provides for reimbursement of the reasonable direct moving expenses Mr. Buster incurs in relocating his principal residence from Northern California to Orange County, California.
Severance Compensation. In the event of a termination of Mr. Buster’s employment for any reason or for no reason, he will be entitled payment of any accrued but unpaid base salary, payment of any unreimbursed business expenses, and payment of any accrued but unpaid benefits in accordance with the terms of any applicable incentive bonus or employee benefit plan or program. In the event Mr. Buster’s employment is terminated without “cause” or by Mr. Buster for “good reason” (as these terms are defined in the employment agreement), he will be entitled to receive severance compensation consisting of a lump sum payment in an amount equal to one year of his annual base salary then in effect. In the event of a termination of Mr. Buster's employment due to his permanent disability, he will be entitled to continued payment of his base salary and continuation of his medical and health care benefits for a period of six months following such termination of employment. In the event of a termination of Mr. Buster’s employment due to his death, his estate will be entitled to receive accrued but unpaid salary, accrued but unused vacation time, and payment of benefits pursuant to any life insurance policy. In the event of a termination of Mr. Buster’s employment for cause or due to the expiration of the term of his employment agreement, he will not be entitled to any severance benefits, but will be entitled to payment for any accrued but unused vacation time.
In the event Mr. Buster’s benefits are subject to the excise tax imposed under Sections 280G and 4999 of the Tax Code (the “Tax Code”), his benefits will be reduced so that the maximum amount of the benefits (after reduction) will not be greater than an amount equal to 2.99 multiplied by his “base amount” for the “base period” (as those terms are defined under Section 280G of the Tax Code), such that his benefits will no longer be subject to such excise tax.
In the event Mr. Buster becomes temporarily or permanently disabled so that he is unable to perform the duties under his employment agreement, he will be entitled to continued payment of his then current monthly rate of base salary for six months, subject to reduction for amounts received by Mr. Buster in respect of any state disability insurance, worker’s compensation or similar insurance benefit policies.
Protective Covenants. Pursuant to Mr. Buster’s employment agreement, Mr. Buster has agreed not to disclose any of our confidential information at any time during or after his employment with us. In addition, Mr. Buster has agreed that, at any time during his employment with us, he will not engage in certain competitive activities with us and that, at any time during his employment with us and for a period of one year following a termination of his employment with us, he will not solicit our employees or business.
Employment Agreement with Mr. Dellerba.
Mr. Dellerba is employed as the Vice Chairman and CEO Emeritus of the Company and the Bank under the terms of an employment agreement he entered into with the Company and the Bank, effective April 17, 2013 (the “New Employment Agreement”). The New Employment Agreement provides for a two-year term of employment. In connection with Mr. Dellerba entering into the New Employment Agreement, Mr. Dellerba’s prior employment agreement (the “Prior Employment Agreement”) was terminated. The compensation provisions of Mr. Dellerba’s New Employment Agreement generally provide for the following:
Base Salary. The New Employment Agreement provides for an initial base salary of $150,000 per year and is subject to annual review.
Bonus Opportunity. Mr. Dellerba will be eligible to receive incentive compensation for business development activities on the same terms and conditions as other employees of the Bank. In addition, Mr. Dellerba may be considered for a performance bonus on an annual basis, as determined by the Chief Executive Officer of the Company and the Bank and the Board.
Stock Options. The New Employment Agreement provides that Mr. Dellerba’s outstanding stock options will continue to vest pursuant to the terms and conditions of the respective grant instruments and the Company’s stock options plans pursuant to which such options were granted. The grant to him of additional options will be determined by the Compensation Committee. His Prior Employment Agreement provided that he was entitled to options to purchase a number of shares of common stock equal to one-sixth of the number of shares subject to outstanding stock options held by all other participants in the Company’s equity-based incentive plans. Those provisions have been terminated by the New Employment Agreement.

Other Benefits. Mr. Dellerba is also entitled to participate in all employee benefit plans maintained by the Bank and made generally available to other executives or employees, including all health and welfare benefit plans and programs and all retirement, deferred compensation, life insurance and similar plans and programs.
Severance Compensation. The severance compensation provisions of Mr. Dellerba’s Prior Employment Agreement have been terminated. Among other things, the Prior Employment Agreement had provided that if Mr. Dellerba’s employment was terminated without cause by the Bank or by him for Good Reason, or within 12 months following a change in control of the Company or Bank for any reason (other than for cause), he would have become entitled to receive a lump sum cash payment in an amount equal to his base salary and the incentive compensation he would have received during the then remaining the term of his employment agreement or during the succeeding twenty-four (24) months, whichever period was longer, and all of his then unvested options would have become automatically vested. In addition, if any excise tax under Sections 280G and 4999 of the Tax Code were to have been assessed against Mr. Dellerba in respect of any severance payments or other severance compensation received by him, then the Bank would have become obligated to pay to Mr. Dellerba a “tax gross up” payment in an amount equal to the lesser of (i) that excise tax or (ii) $1 million.
By contrast, the New Employment Agreements provides that no severance compensation will be payable to Mr. Dellerba upon a termination of his employment, whether by the Company or the Bank or by him, except in the case of a termination of employment due to his disability or death. In the event Mr. Dellerba’s employment is terminated due to his death or “permanent disability” (as defined in the New Employment Agreement), Mr. Dellerba or his estate in the case of his death) will be paid a lump sum cash payment in an amount equal to the sum of (i) any unpaid salary accrued to the date of such termination, (ii) any earned but unpaid incentive or bonus compensation in respect of the most recent fiscal year preceding his termination and (iii) a pro-rated portion of the target annual incentive, if any, for the year in which such termination occurred, and would also be entitled to receive employee benefits, if any, to which he may be entitled under any employee benefit plans of the Company. In the event of a termination due to his permanent disability, Mr. Dellerba would remain eligible for all benefits provided under any long-term disability programs of the Company in effect at the time of such termination for the duration of such disability, subject to the terms and conditions of any such programs. In addition, the “tax gross up” provision in the Prior Employment Agreement has been terminated and there is no tax gross up provision in the New Employment Agreement.
The New Employment Agreement also provides that, in the event Mr. Dellerba becomes temporarily or permanently disabled so that he is unable to perform the duties under his employment agreement, he will be entitled to continued payment of his then current monthly rate of base salary for six months, subject to reduction for amounts received by Mr. Dellerba in respect of any disability insurance benefits through any applicable policies.
Retirement Benefits. In January 2001 the Bank established an unfunded Supplemental Executive Retirement Plan (the “Retirement Plan”) for Mr. Dellerba. The Retirement Plan remains unchanged. The Retirement Plan provides that, subject to meeting certain vesting requirements described below, upon the earlier of his reaching age 65 or the termination of his employment (the “Benefit Commencement Date”), Mr. Dellerba would become entitled to receive 180 equal successive monthly retirement payments, each in an amount equal to 60% of his average monthly base salary during the three years immediately preceding the Benefit Commencement Date. Mr. Dellerba’s right to receive those payments vested in January 2013 and monthly benefit payments under the Retirement Plan, each in the amount of $25,562, commenced on February 1, 2013. The Bank has purchased a policy of insurance on the life of Mr. Dellerba which is expected to provide the Bank with sufficient cash to pay the retirement benefits in full. Set forth below is additional information with respect to the Retirement Plan. The New Employment Agreement provides that Mr. Dellerba will continue to receive benefits pursuant to the Retirement Plan, and also contains an acknowledgment that Mr. Dellerba is fully vested under the Retirement Plan and that his retirement benefit is $25,562 per month for 180 months commencing on February 1, 2013.

	Number of Years of Credited Service	Present Value of Future Benefits ($)(1)	Payments During Last Fiscal Year
Raymond E. Dellerba	10 years	$2,954,383	$281,182

(1)	The present value was calculated as of December 31, 2013.
Bank Furnished Automobile. Mr. Dellerba will be entitled to the continued use of a Company or Bank-owned or leased automobile during the term of the New Employment Agreement and will be reimbursed for all reasonable automobile related expenses incurred by him in the performance of his duties for the Company and the Bank.
Club Membership. Mr. Dellerba’s country club membership will be sold and the sales proceeds will be paid to the Bank, in accordance with the terms of Mr. Dellerba’s Prior Employment Agreement.

Protective Covenants. Pursuant to Mr. Dellerba’s New Employment Agreement, Mr. Dellerba has agreed not to disclose any of our confidential information at any time during or after his employment with us. In addition, Mr. Dellerba has agreed that, at any time during his employment with us, he will not engage in certain competitive activities with us.
Compensation Paid and Payable to Mr. Vertin.
Mr. Vertin has, since September 2012, been employed as the President of Commercial Banking at the Bank under a three year employment agreement. Under that agreement, Mr. Vertin is paid a base salary of $350,000 per year and, commencing in 2013, he is eligible to participate in any bonus or incentive compensation programs adopted for senior executives of the Bank.
Mr. Vertin’s employment agreement also entitled him to receive a signing bonus of $150,000, payable in two installments of $75,000 each, the first of which was paid in October 15, 2012 and the second of which was paid in March 2013. Mr. Vertin also is being reimbursed for the reasonable costs he incurs in relocating his principal residence from Northern California to Orange County, California in an aggregate amount up to, but not to exceed, $45,000; and, for six months or, if sooner, until he has relocated his principal residence to Orange County, California, the costs of renting temporary housing, in an amount not to exceed $5,000 per month, and coach airfare to travel, up to three times a month, between Orange County and his residence in Northern California. The relocation and interim housing costs and travel expenses reimbursed by the Bank in 2013 and 2012 totaled $40,600 and $24,100, respectively.
Mr. Vertin’s employment may be terminated at any time without cause by the Company on 30 days prior written notice or by Mr. Vertin on 90 days prior written notice. Upon any such termination, he will be entitled to receive accrued but unpaid salary and accrued but unpaid vacation to the effective date of the termination. In the event of a termination of Mr. Vertin’s employment due to his disability or death, he, or his estate (as the case may be) will be entitled to receive accrued but unpaid salary, at the rate in effect on the date of such termination of employment, any earned but unpaid bonus compensation, and accrued but unused vacation time.
Mr. Vertin is also entitled to participate in all employee benefit plans maintained by the Bank and made generally available to its senior executives, which may include life insurance, disability, health, accident and other insurance programs, in each case subject to terms and conditions and eligibility requirements of each such plan.
Compensation Paid and Payable to Mr. Bartlett
Base Salary. Mr. Bartlett was paid a base salary of $255,000 per year in 2011, and in the first six months of 2012. In July 2012, his salary was increased to $262,700 per year.
Non-Equity Incentive Compensation. Mr. Bartlett is entitled to receive an annual cash incentive compensation award each year in an amount equal to the greater of 1% of the Company’s pre-tax earnings, if the Company meets its operating budget and a return on assets (ROA) goals, or 20% of his annual base salary, for the year. In 2012 and 2011, Mr. Bartlett received cash incentive awards of $66,900 and $52,000, respectively, which was equal to 1% of the Company’s pre-tax earnings in 2012 and 2011, respectively.
Severance Compensation. In connection with his employment, the Bank entered into a severance compensation agreement with Mr. Bartlett. That agreement provides that, if there were to be a termination of Mr. Bartlett’s employment by the Bank without cause or by Mr. Bartlett for Good Reason in connection with or within 12 months following a change in control of the Company or the Bank, he would become entitled to receive a lump sum cash severance payment in an amount equal to 1.5 times the sum of (i) his highest annual base salary in effect during the 12 month period immediately preceding the date of such termination, (ii) any bonus or non-equity incentive compensation that was earned by him and was no longer subject to any contingencies, but had not yet been paid, prior to the date of such termination of employment. Accordingly, had there been a termination of Mr. Bartlett’s employment by the Bank without cause or by Mr. Bartlett for Good Reason in connection with a change in control at December 31, 2012, he would have become entitled to receive a cash severance payment of $393,975. The agreement further provides for the continuation, for a period of 18 months from the date of any such termination, of Mr. Bartlett’s participation in the Bank’s medical, dental and vision plans and long-term disability insurance program. The aggregate amount that the Bank would have had to pay for the continuation of those health and disability benefits for such 18 month period (determined as of December 31, 2012) is estimated to be approximately $37,500. Additionally, upon the occurrence of such a termination of employment all unvested “in the money” stock options and any other unvested equity compensation awards held by Mr. Bartlett would become immediately vested and exercisable by him. If such a termination had occurred on December 31, 2012, the value of that benefit to Mr. Bartlett would have been approximately $104,500.
However, if the amount of the severance compensation that would become payable to Mr. Bartlett following a change of control transaction were to exceed the “parachute compensation” limitation contained in Section 280G of the Tax Code, which would subject such excess compensation to an excise tax imposed by Section 4999 of the Tax Code and would make such excess compensation non-deductible for income tax purposes by the Company, then, the aggregate amount of such severance compensation would be reduced by an amount sufficient to bring that compensation within that limitation.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2013, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
	Number of Shares Underlying Unexercised Options - Exercisable		Number of Shares Underlying Unexercised Options - Unexercisable		Option Exercise Price	Option Expiration Dates	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Steven K. Buster	—		200,000	(1)	$6.24	9/3/2023	57,143	$356,572	—	—
Raymond E. Dellerba	40,800		—		$11.34	2/17/2014	—	—	—	—
	173,300		—		$11.20	1/20/2014	—	—	—	—
	55,000		—		$15.00	2/15/2015	—	—	—	—
	65,000	(7)	—		$3.51	11/15/2020	—	—	—	—
	22,223		2,777	(2)	$4.34	4/19/2021	—	—	—	—
	31,950		18,050	(3)	$3.74	1/26/2022	—	—	—	—
	150,000		—		$5.34	4/8/2022	—	—	—	—
	31,250		93,750	(4)	$6.38	5/16/2023
Thomas M. Vertin	33,334		66,666	(5)	$6.81	9/24/2022	—	—	—	—
	—		85,000	(6)	$6.24	9/3/2013	32,857	$205,028	—	—
Robert W. Bartlett	50,000		—		$4.20	10/31/2018	—	—	—	—
______________________

(1)	Stock options vest at a rate of 33.333% per year, until fully vested on September 3, 2016.

(2)	Stock options vest at a rate of 2.777% per month, until fully vested on April 19, 2014.

(3)	Stock options vest at a rate of 2.777% per month, until fully vested on January 26, 2015.

(4)	Stock options vest at a rate of 12.5% per quarter, until fully vested on May 16, 2015.

(5)	Stock options vest at a rate of 33.333% per year, until fully vested on September 24, 2015.

(6)	Stock options vest at a rate of 33.333% per year, until fully vested on September 3, 2016.

(7)	During March 2014, Mr. Dellerba exercised his right to acquire 65,000 shares of common stock at an exercise price of $3.51.
Equity Awards Granted in 2013
The “Stock Option Awards” column of the “Summary Compensation Table” above reflects the grant-date fair value (as determined for accounting purposes) of stock option awards granted to the named executive officers during the fiscal year ended December 31, 2013. Each of these awards was granted under the Company’s 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the 2010 Equity Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. However, the Compensation Committee may provide that awards granted under the 2010 Equity Incentive Plan may be transferred without consideration to certain family members, provided that the award will remain subject to substantially the same terms applicable to the award prior to such transfer. At the Compensation Committee’s discretion, a particular award agreement may provide that the participant will have the right to designate a beneficiary who will be entitled to any rights, payments or other benefits specified under an award following the participant’s death.
During 2013, Mr. Buster and Mr. Vertin were granted stock options pursuant to the Company’s 2010 Equity Incentive Plan entitling the executive to purchase up to 200,000 and 85,000 shares of the Company's common stock, respectively, at an exercise price of $6.24 per share, which is equal to the closing price of the Company’s shares on the NASDAQ Global Market on September 3, 2013, which was the date of grant. These options are scheduled to vest (become exercisable) in three approximately equal annual installments on September 3, 2014, 2015, and 2016, respectively, provided that the executive is still in the Bank's employ on the applicable vesting date. The term of the options is 10 years, subject to earlier termination in the event of an termination of the executive’s employment.
During 2013, Mr. Buster and Mr. Vertin were granted 57,143 and 32,857 shares of Company common stock, respectively, subject to a Restricted Stock Agreement. The right of the Company to cause Mr. Buster and Mr. Vertin to forfeit those shares is released in three approximately equal installments upon completion of each of the first, second and third years of Continuous Service.
On May 16, 2013, the Company granted Mr. Dellerba an option under the Company’s 2010 Equity Incentive Plan to purchase up to 125,000 shares of common stock at an exercise price of $6.38 per share, which was equal to the closing price per share of the Company’s common stock, as reported on the NASDAQ Global Select Market on May 16, 2013. These options will vest in equal quarterly installments of 15,625 shares per installment, with the first installment vesting on August 16, 2013 and an additional installment vesting every three months thereafter, except that the last installment of 15,625 shares will vest on April 16, 2015. The vesting of each installment is subject to Mr. Dellerba’s continued employment or service with the Company or the Bank through the corresponding vesting date.
In addition, as previously reported, Mr. Dellerba was granted stock options under the 2010 Equity Incentive Plan to purchase (i) up to 50,000 shares of common stock, in January 2012, at an exercise price of $3.74 per share and (ii) up to 275,000 shares of common stock, in April 2012, at an exercise price of $5.34 per share, in accordance with the Prior Employment Agreement, which was superseded by the New Employment Agreement. At the time these stock options were granted to Mr. Dellerba in 2012, the 2010 Equity Incentive Plan limited the number of shares subject to performance-based equity awards that may be granted to any single participant in any fiscal year to 200,000 shares. Consequently, of the options granted to Mr. Dellerba in April 2012, options to purchase 125,000 shares exceeded that limit. The options in excess of that annual limit that had been granted to Mr. Dellerba have been rescinded and cancelled.
Defined Contribution Plan
As part of our overall compensation program, we provide all full-time employees, including our named executive officers, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a portion of their eligible compensation not to exceed the statutorily prescribed annual limit in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. We also provide matching contributions of up to $0.50 per $1.00 of participant deferral up to a maximum per participant deferral amount equivalent to 6% of eligible compensation, with a maximum matching contribution of 3% of eligible compensation per participant per plan year. Our employees are allowed to participate in the 401(k) and to receive employer matching contributions on the first day of the calendar quarter following 90 days of employment. Participants are always vested in their personal contributions to the 401(k) plan, and company-matching contributions under the plan vest at a rate of 20% per year of service in which they work 1,000 or more hours.
Except as described above with respect to our 401(k) plan and with respect to the retirement benefits provided to Mr. Dellerba, we do not currently maintain any additional retirement plans, tax-qualified or nonqualified, for our executives or other employees.
New Change in Control Severance Plan
On January 22, 2014, the Board adopted the Pacific Mercantile Bancorp Change in Control Severance Plan (the “Change in Control Severance Plan”). The purpose of the Change in Control Severance Plan is to promote the long-term financial interests of the Company and its shareholders by (i) providing key employees of the Company and its subsidiaries with assurances of fair and equitable treatment as well as severance benefits consistent with competitive practices in the event of a change in control of the Company and (ii) reducing the risk of departures and distractions of such employees in a change in control situation.
The participants under the Change in Control Severance Plan will include only those employees of the Company and its subsidiaries who are designated as such by the Board or the Compensation Committee. In addition, each participant will be required to execute a Participation Agreement under the Change in Control Severance Plan, pursuant to which he or she will acknowledge and agree, among other things, (i) to certain confidentiality and non-solicitation requirements; and (ii) that the Change in Control Severance Plan supersedes entirely any prior agreement, arrangement, plan or program for the payment of severance, change in control, salary continuation or the provision of other benefits in connection with a “change in control” (as such term is defined in the Change in Control Severance Plan).
A participant will be eligible for benefits under the Change in Control Severance Plan if his or her employment is terminated either by the Company for any reason other than “cause” (as such term is defined in the Change in Control Severance Plan) or the death or disability of the participant, or by the participant for “good reason” (as such term is defined in the Change in Control Severance Plan), during the period (a) commencing on the earlier of (i) the occurrence of a change in control and (ii) public announcement of an intended or anticipated change in control, provided that such change in control actually occurs; and (b) ending on the date one year following a change in control. The benefits under the Change in Control Severance Plan will include: (i) a lump sum payment equal to the participant’s monthly base salary multiplied by the “change in control benefits period” (as such term is defined in the Change in Control Severance Plan); (ii) a lump sum payment of a prorated annual bonus for the Change in Control Severance Plan year in which the termination occurs; (iii) a lump sum payment equal to the value of the participant’s monthly welfare benefits multiplied by the lesser of the change in control benefits period and 12 months; and (iv) certain outplacement services. The benefits are to be paid on the first regular payroll period following the sixtieth day after the effective date of the participant’s termination of employment.
Modifications or amendments to, or termination of, the Change in Control Severance Plan can occur only in writing through official action of the Board or the Compensation Committee, or a designee of either. Any modifications or amendments to the Change in Control Severance Plan that adversely affect rights of participants in the Change in Control Severance Plan will not be effective until one year following the adoption of such modification or amendment. Following a change in control, the Change in Control Severance Plan cannot be modified, amended or terminated, or the eligibility of a participant revoked for one year following such change in control.
Equity Compensation Plan Information
The following table provides information relating to the number of shares of our common stock that were exercisable pursuant to, and the weighted average exercise price of, the options that were outstanding under our employee stock incentive plans as of December 31, 2013. All of the plans were approved by the Company’s shareholders.

	Column A	Column B	Column C
	Number of Shares Issuable Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Shares Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column A)
Shareholder approved equity compensation plans(1)	1,566,965	$6.90	115,494
______________________

(1)
Except for restricted stock awards (which are not required to be reflected in this table), the only equity incentives granted under the plans have been stock options, each of which was granted at an exercise price equal to 100% of the closing price of the Company’s shares on the date of grant.

Director Compensation
The following table sets forth the total compensation received by each of the Company’s non-management directors for their service on the Board and Board Committees in 2013. The compensation paid to Messrs. Buster and Dellerba is presented in the “Summary Compensation Table” and accompanying disclosures above. Messrs. Buster and Dellerba are not entitled to receive additional compensation for their services as directors.

Name of Director		Fees Earned or Paid in Cash	Option Awards(3)(4)	Non-Equity Incentive Compensation	All Other Compensation	Total
Edward J. Carpenter		$56,550	$—	$—	$—	$56,550
George L. Argyros		13,400	—	—	—	13,400
John W. Clark		28,150	—	—	—	28,150
Warren T. Finley		43,100	35,327	—	—	78,427
John D. Flemming		30,650	—	—	—	30,650
Michael P. Hoopis		27,000	—	—	—	27,000
Andrew M. Phillips		33,650	23,551	—	—	57,201
Daniel A. Strauss		28,750	—	—	—	28,750
John Thomas, M.D.		37,400	35,327	—	—	72,727
Gary M. Williams	(1)	26,325	—	—	—	26,325
Stephen P. Yost	(2)	28,150	—	—	—	28,150
______________________

(1)	Mr. Williams retired from his term of office as a director in November 2013.

(2)	Mr. Yost was elected to the Board of Directors in March 2013, and, therefore, the amounts shown above represent the fees that Mr. Yost earned during his ten months of service in 2013.

(3)
The amounts reported in this column represent the fair values of stock options at their respective grant dates in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) No. 718-10. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For additional information regarding this valuation methodology and the assumptions used to arrive at the estimates, please refer to Note 12, “Stock-Based Employee Compensation Plans” to the Company’s consolidated financial statements included in the Company’s Annual Report to Shareholders for the year ended December 31, 2013.

(4)
As of December 31, 2013, our non-employee directors held stock options to purchase an aggregate number of shares of common stock as follows: Mr. Carpenter held stock options to purchase 0 shares of common stock; Mr. Argyros held stock options to purchase 2,500 shares of common stock; Mr. Clark held stock options to purchase 0 shares of common stock; Mr. Finley held stock options to purchase 55,000 shares of common stock; Mr. Flemming held stock options to purchase 0 shares of common stock; Mr. Hoopis held stock options to purchase 0 shares of common stock; Mr. Phillips held stock options to purchase 12,500 shares of common stock; Mr. Strauss held stock options to purchase 2,500 shares of common stock; Dr. Thomas held stock options to purchase 32,000 shares of common stock; Mr. Williams held stock options to purchase 0 shares of common stock; and Mr. Yost held stock options to purchase 0 shares of common stock.

In 2013, the Chairman of the Board of Directors received a monthly retainer of $3,500 and a fee of $200 for each meeting of the Board of Directors of the Company or the Bank which he attended in 2013. The other directors who also served as directors of the Bank and as Chairman of either the Audit Committee or the Human Resources and Compensation Committee received a monthly retainer of $2,300 and a fee of $200 for each meeting of the Board of Directors of the Company or the Bank which he attended in 2013. Any member of the Company’s Board of Directors who was also a member of the Bank’s Board of Directors, but did not serve as a Chairman of any committee received a retainer of $1,875 per month and a fee of $200 for each Board meeting attended. Any member of the Company’s Board of Directors who was not a member of the Bank’s Board of Directors or of any Board Committees received a retainer of $1,000 per month and a fee of $200 for each Board meeting attended.
For service on the Audit Committee, its Chairman receives a fee of $500 and the other members receive a fee of $250 for each Audit Committee meeting attended. Members of any other Board Committee receive a fee of $150 for each Committee meeting attended.
Non-management directors are, from time to time, granted stock options pursuant to the Company’s shareholder-approved equity incentive plans. In 2013, each of Warren T. Finley, John Thomas and Gary Williams were granted an option to purchase 15,000 shares of common stock, and Andrew Phillips was granted an option to purchase 10,000 shares of common stock. All four of those grants were at an exercise price of $5.30 per share, which was equal to 100% of the closing price of our shares on the date of grant as reported by NASDAQ. The options granted to all four of these individuals vest in three equal annual installments and none of the options to purchase were vested at December 31, 2013. Options previously granted to Gary Williams were forfeited pursuant to their terms following his resignation from the Board of Directors. In 2012, Daniel Strauss was granted an option to purchase 2,500 shares of common stock at an exercise price of $3.74 per share, which was equal to 100% of the closing price of our shares on the date of grant as reported by NASDAQ. The options vest in 60 approximately equal monthly installments and options to purchase a total of 959 were vested at December 31, 2013.
Management directors do not receive any fees or other compensation for service as members of the Boards of Directors of the Company or the Bank.
Certain Transactions
In the ordinary course of its business, the Bank makes loans to and engages in other banking transactions with its directors and their associates and with its officers. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with persons of comparable creditworthiness who have no affiliation with the Company or the Bank. In addition, such loans are made only if they do not involve more than the normal risk of collectability of loans made to non-affiliated persons and do not present any other unfavorable features.
The Bank leases its headquarters offices and an office where it operates one of its financial centers from a limited partnership of which Mr. Argyros, who is currently a director of the Company, is the majority equity owner and the Chief Executive Officer of its general partner. Those offices, which are leased under three different leases, are comprised of a total of approximately 37,300 rentable square feet. In 2013, we paid rents under the two headquarters office leases of $54,281 and $45,255 per month, respectively, and $7,540 per month under the financial center lease. These rents will increase by approximately 2% per year during the remainder of the respective terms of the leases, which will expire in January 2015, May 2016 and June 2016, respectively.
The rents and other material terms of the leases were negotiated at arms-length and approved by the directors of the Bank, after being fully informed of the financial interest of Mr. Argyros in the lease transactions. Since Mr. Argyros is not a director of the Bank, he did not participate in the deliberations of its Board of Directors with respect to and did not vote on approval of any of the leases.
In August 2011, we entered into a Preferred Stock Purchase Agreement and a Common Stock Purchase Agreement with the Carpenter Funds pursuant to which they agreed, subject to the receipt of required regulatory approvals, to purchase $10.8 million of our Series B Shares and $15.5 million of shares of our common stock at a price of $5.31 per share or, if greater, the book value per share of our common stock as last reported prior to the consummation of the sale of those shares of common stock to the Carpenter Funds.
On February 28, 2012, the Preferred Stock Purchase Agreement was terminated and the Common Stock Purchase Agreement was amended to (i) increase the dollar amount of the shares of common stock to be purchased by the Carpenter Funds to $26.3 million, from $15.5 million, and (ii) increase the purchase price to be paid by the Carpenter Funds for those shares to $6.26 per share.
The $6.26 per share purchase price was equal to the book value per share of our common stock as of December 31, 2011 and represented a 45% premium over the per share closing price of our common stock on the NASDAQ Market on February 28, 2012, which was the date on which we entered into the amended Common Stock Purchase Agreement. The terms of that Agreement were negotiated at arms-length and no officers or other affiliates of the Carpenter Funds were members of our Board of Directors when it approved the price of the shares and the other terms of that Agreement.
On April 20, 2012, we completed the sale of the $26.3 million of shares of our common stock by issuing a total of 4,201,278 shares of our common stock to the Carpenter Funds, at a price of $6.26 per share in cash, in accordance with the terms of the Amended and Restated Common Stock Purchase Agreement. As a result of that sale, the Carpenter Funds became our largest shareholder, owing approximately 26% of our outstanding voting securities.
As a condition to the entry by the Carpenter Funds into the Amended and Restated Common Stock Purchase Agreement, we also entered into an amended Investor Rights Agreement. That Investor Rights Agreement provided, among other things, that if the Carpenter Funds consummated their purchase of the $26.3 million of shares of our common stock, then (i) we would sell to the Carpenter Funds, for an aggregate purchase price of $51,105, stock purchase warrants that would entitle the Carpenter Funds to purchase, at an exercise price of $6.26 per share, up to an additional 408,834 shares of our common stock provided that certain conditions were satisfied prior to the expiration of the four year term of the warrants; and (ii) the Carpenter Funds would be entitled to designate three representatives to serve on our Board of Directors, subject to the receipt of certain regulatory clearances. The stock purchase warrants were sold to the Carpenter, on consummation of their purchase of the $26.3 million of shares of our common stock on April 20, 2012.
In May 2012, the Carpenter Funds’ board designees, Edward J. Carpenter, John D. Flemming and Michael P. Hoopis, were elected to our Board of Directors for a term ending on the date of the 2013 Annual Shareholders Meeting. Messrs. Carpenter and Flemming are co-managers of the Carpenter Funds’ general partner and, therefore, are affiliates of the Carpenter Funds. Messrs. Carpenter, Flemming and Hoopis were re-elected to the Board of Directors at the 2013 Ammial Meeting of Shareholders and have been nominated for election at the upcoming Annual Meeting to the Board of Directors for an additional year ending on the date of the 2015 Annual Shareholders Meeting.
Effective February 27, 2013, we entered into a Common Stock Purchase Agreement with the Carpenter Funds pursuant to which they agreed to purchase an additional 2,222,222 shares of our common stock, at a price of $6.75 per share in cash, resulting in an aggregate purchase price of $15 million. That per share purchase price represented a 13% premium over the $5.95 closing price of the Company’s common stock on February 26, 2013, the day before the effective date of the Stock Purchase Agreement. The terms of the sale of those shares, including the purchase price, were negotiated at arms-length, and were approved, by a special committee of our Board of Directors comprised solely of disinterested directors; that is, directors who had no affiliation with the Carpenter Funds and no financial interest in the sale of the shares to the Carpenter Funds. We consummated the sale of those shares effective as of March 30, 2013. As a result of their purchase of those 2,222,222 shares of our common stock, the Carpenter Funds now own approximately 34% of the Company’s outstanding voting shares and continue to be the Company’s largest shareholder.

REPORT OF THE AUDIT COMMITTEE
Role and Responsibilities of Audit Committee
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) is responsible for auditing the financial statements and for expressing an opinion as to whether the financial statements present fairly the consolidated financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States.
By contrast the Audit Committee’s duty is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the financial statements, to plan or conduct audits, or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of accounting and none of the Audit Committee members is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company. Accordingly, the members of the Audit Committee may rely, and have relied, without independent verification, on the information provided to them and on the representations made by management and Squar Milner. Additionally, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s 2013 financial statements was carried out in accordance with generally accepted auditing standards, that such financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
Report of the Audit Committee
The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2013 (the “2013 financial statements”).
The Audit Committee has reviewed and discussed the 2013 financial statements with management and Squar Milner. In addition, the Audit Committee has discussed with Squar Milner the matters required pursuant to Auditing Standard No. 16 (Communication with Audit Committees), the written disclosures and the letter from Squar Milner required by applicable requirements of the Public Company Accounting Oversight Board regarding communications by Squar Milner with the audit committee concerning independence and has discussed the independence disclosures and that letter with Squar Milner and has considered the compatibility of any non-audit services performed for the Company by Squar Milner on its independence. Based solely on the Audit Committee’s review of these matters and its discussions with the Company’s management and Squar Milner, the Audit Committee recommended to the Board of Directors that the Company’s 2013 financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.
Respectfully Submitted
The Audit Committee of the Board of Directors
Warren T. Finley, Chairman
John Clark
Andrew M. Phillips
John Thomas, M.D.
Stephen Yost
Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Audit Committee shall not be incorporated by reference into any such filings.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in Independent Registered Public Accounting Firm
Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) served as the Company’s independent registered public accountants during the fiscal year ended December 31, 2013, and, in that capacity, audited the Company’s consolidated financial statements, for the fiscal year ended December 31, 2013.
The Audit Committee recently conducted a comprehensive process to select the Company’s independent registered public accountants for the fiscal year ended December 31, 2014. The Audit Committee invited four national accounting firms to participate in this process. As a result of this process and following careful deliberation and approval by the Audit Committee, the Company engaged McGladrey LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2014.
During the fiscal years ended December 31, 2013 and December 31, 2012 and in the subsequent period through April 2, 2014, the date of McGladrey LLP’s engagement, neither the Company nor anyone on its behalf consulted with McGladrey LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Squar Milner’s reports on the Company’s financial statements for the fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2013 and December 31, 2012, and in the subsequent period through April 2, 2014, the date of Squar Milner’s dismissal, there were no disagreements with Squar Milner on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused Squar Milner to make reference to the subject matter of the disagreements in connection with their reports on our financial statements for such periods.
There were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2013 and December 31, 2012, or in the subsequent period through April 2, 2014.
The Company provided Squar Milner with a copy of the foregoing disclosures and requested that Squar Milner furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements in the above paragraphs. Squar Milner’s letter to the SEC stating whether it agreed with such statements was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 2, 2014.
A representative of Squar Milner is expected to attend the Annual Meeting, and will be afforded an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.
Audit and Non-Audit Services Pre-Approval Policy
The Audit Committee’s Charter provides that the Audit Committee must pre-approve all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of Squar Milner pursuant to which it provided the services described below for the fiscal years ended December 31, 2013 and December 31, 2012. One-hundred percent (100%) of audit and non-audit services performed by Squar Milner in fiscal years 2013 and 2012 were pre-approved by the Audit Committee.
Audit and Other Fees Paid in Fiscal Years 2013 and 2012
Squar Milner performed the following services for the Company relating to the years ended December 31, 2013 and 2012:
Audit Services Rendered by Squar Milner. In each of the years ended December 31, 2013 and 2012, Squar Milner rendered audit services to us which consisted of: (i) an audit of the Company’s consolidated financial statements for the year then ended, and (ii) reviews of the Company’s quarterly financial statements that were included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of each of those years, and (iii) an audit of the effectiveness of the Bank’s internal control over financial reporting as of December 31, 2013 and 2012, respectively, pursuant to the Federal Deposit Insurance Corporation Improvement Act (known as “FDICIA”).
Audit Related Services Rendered by Squar Milner. In 2013 audit related services rendered by Squar Milner consisted of an interim review of the Company's financial statements in connection with the filing by the Company of a Registration Statement on Form S-3 to register shares of its common stock with the SEC on behalf of certain selling security holders and the consent for Form S-8. In 2012 audit related services rendered by Squar Milner consisted of an interim review of the Company’s financial statements in connection with the filing by the Company of a Registration Statement on Form S-3 to register shares of its common stock with the SEC on behalf of certain selling security holders.

Tax Related Services. In 2013 and 2012, Squar Milner provided tax advisory services to us in connection with an analysis of the effect of our sales of preferred stock and pending sales of common stock on our available tax loss carryforwards.
Other Services. Squar Milner did not render any other professional or any consulting services to us during 2013 or 2012.
The following table contains information regarding the fees billed by Squar Milner for the services it rendered to us in 2013 and 2012.

	2013	2012
Audit Fees	$245,000	$245,000
Audit-Related Fees	$13,500	$12,500
Tax-Related Fees	$1,500	$22,650
Other Fees	$—	$—

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
The Audit Committee of our Board of Directors has selected McGladrey LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014. Previously, our consolidated financial statements were audited by Squar, Milner, Peterson, Miranda & Williamson, LLP. A representative of McGladrey LLP is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders in attendance at the Meeting.
Proposal to Ratify Appointment of Independent Registered Public Accountants
A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Although ratification by shareholders is not a prerequisite to the power and authority of the Audit Committee to appoint McGladrey LLP as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee deems such a change to be in the best interests of the Company and its shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF MCGLADREY LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014

ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal No. 3)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, our named executive officer compensation, which is described above in this Proxy Statement.
We are asking our shareholders to approve an advisory resolution on the Company’s named executive officer compensation as reported in this Proxy Statement. As described in the “Compensation Paid to Named Executive Officers” section of this Proxy Statement, the Compensation Committee has structured our named executive officer compensation program to enable the Company to achieve the following objectives:

•	retain and attract key executives;

•	pay for performance;

•	align the interests of our executives with those of our shareholders; and

•	provide incentives for our named executive officers to remain in the employ of the Company over multi-year periods and to focus on the longer term performance of the Company.
We believe that our named executive officer compensation program has fostered this success by:

•	providing for multi-year vesting provisions for our equity awards; and

•	making the a substantial portion of the non-equity incentives granted to our named executive officers dependent on the Company’s financial performance.
We urge shareholders to carefully read the “Compensation Paid to Named Executive Officers” section of this Proxy Statement, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement that follow it. The Board and the Compensation Committee believe that the compensation policies and practices described in this Proxy Statement have been effective in achieving our compensation objectives.
Therefore, in accordance with SEC rules, and as a matter of good corporate governance, we are asking our shareholders to approve the following advisory resolution at the 2014 Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the “Compensation Paid to Named Executive Officers” section of this Proxy Statement, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders.”
Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will give serious consideration to the outcome of the vote when establishing executive compensation programs in the future.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

SOLICITATION
We will pay the costs of soliciting proxies from our shareholders, and plan on soliciting proxies by mail. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees and those of the Bank may, without additional compensation therefor, communicate with shareholders, brokerage houses and others by telephone, email, facsimile or in person, to request that proxies be furnished. We also may retain a proxy solicitation firm to serve as a proxy solicitor for us at a fee that we expect will not exceed $10,000, plus reimbursement of its out-of-pocket expenses. If retained, such firm may solicit proxies via personal interview, telephone, facsimile, email and mail. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.

SHAREHOLDER PROPOSALS
Under Exchange Act Rule 14a-8, any shareholder desiring to submit a proposal for inclusion in our proxy materials for our 2015 Annual Meeting of Shareholders must provide the Company with a written copy of that proposal by no later than December 16, 2014, which is the 120th day before the first anniversary of the date on which the Company’s proxy materials for 2014 Annual Meeting are being released. However, if the date of our Annual Meeting in 2015 changes by more than 30 days from the date of our 2014 Annual Meeting, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2015 Annual Meeting of Shareholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.
In accordance with the advance notice requirements contained in Article II, Section 11 of the amended Bylaws, a shareholder who proposes to bring business before, or make nominations of persons for election to the Board of Directors at, the 2015 Annual Meeting of Shareholders but who do not desire to have the proposal included in the proxy materials we distribute must deliver written notice to the Company’s Secretary not earlier than the close of business on January 21, 2015 and not later than the close of business on February 20, 2015. Notwithstanding the foregoing, in the event that we change the date of the 2015 Annual Meeting of Shareholders to a date that is more than thirty days before or more than sixty days after the anniversary of our Annual Meeting, written notice by a shareholder must be delivered not earlier than the close of business on the one hundred twentieth day prior to the 2015 Annual Meeting of Shareholders and not later than the close of business on the later of the ninetieth day prior to such meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made by the Company. A shareholder’s written notice must include certain information concerning the shareholder and each nominee or proposal, as specified in Article II, Section 11 of the Bylaws, and otherwise comply with the requirements of that Section. Shareholder proposals or nominations for directors that do not meet the notice requirements set forth above and further described in Article II, Section 11 of our Bylaws will not be acted upon at the 2015 Annual Meeting of Shareholders.
Nominations and shareholder proposals, as well as requests for a copy of the Company’s Bylaws (which will be furnished to any shareholder without charge upon written request), should be directed to Robert E. Sjogren, Secretary, 949 South Coast Drive, 3rd Floor, Costa Mesa, California 92626.

OTHER MATTERS
We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, the proxy holders named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether you vote by telephone, on the Internet or return your proxy card by mail.

By Order of the Board of Directors

Edward J. Carpenter
Chairman of the Board of Directors
April 15, 2014

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, is being mailed concurrently with this Proxy Statement to all shareholders of record as of April 1, 2014. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.
ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 WILL BE PROVIDED (WITHOUT EXHIBITS) TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PACIFIC MERCANTILE BANCORP, 949 SOUTH COAST DRIVE, THIRD FLOOR, COSTA MESA, CALIFORNIA 92626.

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on May 21, 2014.
Vote by Internet
•Go to www.envisionreports.com/PMBC
•Or scan the QR code with your smartphone
•Follow the steps outlined on the secure website
Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote “FOR” all of the nominees listed below, “FOR” Proposals 2 and 3.
1.	To elect the following eleven nominees to serve as the Company's directors until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualify.
		01- Steven K. Buster	02- Edward J. Carpenter	03- John W. Clark	04- Warren T. Finley
		05- John D. Flemming	06- Howard N. Gould	07- Michael P. Hoopis	08- Andrew M. Phillips
		09- Daniel A. Strauss	10- John Thomas M.D.	11- Stephen P. Yost

	Mark here to vote FOR all nominees	Mark here to WITHHOLD vote from all nominees	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of Independent Registered Public Accountants for fiscal 2014.				3.	To approve, by a non-binding advisory vote, the compensation of our named executive officers, as described in the Proxy Statement.
B	Non-Voting Items
	Change of Address - Please print new address below.						Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.
C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign your name exactly as it appears on this Proxy. Executors, administrators, guardians, officers of corporations and others signing in fiduciary capacities should state their titles as such.
Date (mm/dd/yyyy) - Please print date below.			Signature 1 - Please keep signature within the box.				Signature 2 - Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PACIFIC MERCANTILE BANCORP
ANNUAL MEETING OF SHAREHOLDERS - May 21, 2014
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby revokes all previously granted proxies of the undersigned with respect to the shares of stock of Pacific Mercantile Bancorp which the undersigned is entitled to vote (“voting stock”); and the undersigned does hereby appoint Edward J. Carpenter, Warren Finley and Robert E. Sjogren, and each of them individually, with full power of substitution, as the attorneys and proxies of the undersigned, to represent the undersigned and to vote as indicated below all the shares of voting stock of Pacific Mercantile Bancorp which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held at the The Westin South Coast Plaza, 686 Anton Boulevard, Costa Mesa, California 92626, on Wednesday, May 21, 2014, at 2:00 P.M. Pacific Time, and at any and all adjournments or postponements of the Annual Meeting.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER BELOW. IF NO DIRECTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF ALL OF THE NOMINEES NAMED ON THIS PROXY, “FOR” RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE ON ALL OTHER MATTERS THAT MAY PROPERLY BE PRESENTED FOR A VOTE OF THE SHAREHOLDERS AT THE ANNUAL MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL, NONE OF WHICH WILL PREVENT YOU FROM CHANGING YOUR VOTE OR REVOKING YOUR PROXY OR ATTENDING THE MEETING AND VOTING IN PERSON.
IN THEIR DISCRETION, ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
IMPORTANT - PLEASE SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY